Exhibit 10.3

                              MANAGEMENT AGREEMENT
                            SAVE-SMART U&R TAX DEPOT

         THIS MANAGEMENT AGREEMENT ("Agreement") is entered into as of the 12th day of December, 1997 by SAVE-SMART INSURANCE AND FINANCIAL SERVICES INC. ("Save-Smart"), an Ontario Corporation and U&R TAX DEPOT INC. ("Tax Depot"), a Manitoba Corporation.

Save-Smart and Tax Depot (collectively, the "Parties") hereby mutually agree as follows:


SERVICES

         1. (a) Tax Depot is in the business of providing tax return preparation, accounting and related services and has both expertise and a marketing plan for that business. Tax Depot shall be solely responsible for the management and operation of the tax return preparation, accounting and related services offered pursuant to this Agreement.

         (b) Save-Smart is in the business of providing insurance, financial and related services and has both expertise and a marketing plan for that business. Save-Smart shall be solely responsible for the management and operation of the insurance, financial and related services offered pursuant to this Agreement.

         (c) Save-Smart has a pre-existing agreement with Wal-Mart Canada Inc. made the 17th day of August 1995, a copy of which agreement without schedules attached has been received by Tax Depot, whereby Save-Smart has the right to conduct and operate certain insurance and financial services offices within selected Wal-Mart retail stores (the "Wal-Mart Agreement"). The term of the Wal-Mart Agreement extends to December 30, 2001. Save-Smart has received the approval of Wal-Mart to finalize this Agreement, if such approval is required by the Wal-Mart Agreement.

         (d) Save-Smart hereby grants Tax Depot the exclusive right to conduct and operate, and Tax Depot shall conduct and operate, pursuant to the terms, provisions and conditions contained in this Agreement, a business for the provision of tax return preparation, accounting and related services ("Tax Return Preparation", "Tax Return Preparation Service(s)", the "Business") in designated Wal-Mart retail stores in conjunction with, and subject to the terms of, the Wal-Mart Agreement.

(e) Designated Wal-Mart retail stores ("Stores", "Locations") shall be mutually agreed upon and designated by the Parties from time to time but no later than December 15th of each year for the following calendar year.

(f) The name of such Tax Return Preparation Service shall appear as Save-Smart U & R Tax Depot in all advertising and in store signage relating to the Business.

(g) The Tax Return Preparation Services as defined herein shall be performed only on Wal-Mart premises. However, auxiliary computer services required in connection with Tax Return Preparation Services may be performed at other Tax Depot locations.


TERM

2. (a) The term of this Agreement shall be for a period beginning on February 1,1998 and ending at the close of business on January 31, 2000. This Agreement may be renewed for an additional one year period provided that the Parties agree to such a renewal. Written notice of intent to renew must be given by Tax Depot to Save-Smart no later than May 31, 1998.

         (b) For those Locations wherein Save-Smart operates an insurance and financial services office during the period extending from February 1, 1998 through April 30, 1998, Save-Smart may terminate this Agreement effective January 31, 1999. Written notice of intent to terminate this Agreement with respect to those Locations must be given by Save-Smart to Tax Depot no later than May 31, 1998.

         (c) In the event that the Wal-Mart Agreement expires, is not renewed, or is terminated for any reason, this Agreement terminates immediately without notice.


REPRESENTATIONS

3. (a) Save-Smart makes no promises or representations whatsoever as to the potential of income Tax Depot can expect at any time during the term of this Agreement. Except as otherwise provided in this Agreement, Tax Depot is solely responsible for any expenses incurred related to Tax Return Preparation Services provided pursuant to this Agreement.

(b) Tax Depot makes no promises or representations whatsoever as to the potential of income Save-Smart can expect at any time during the term of this Agreement. Except as otherwise provided in this Agreement, Save-Smart is solely responsible for any expenses it incurs related to insurance and financial services provided pursuant to this Agreement.


SAVE-SMART COMMISSION

4. (a) Save-Smart shall be entitled to receive, in respect of each Location, the greater of a commission (the "Save-Smart Commission") in an amount equal to ten percent (10%) of Tax Depot's "Net Revenues" from Tax Return Preparation Services in respect of such Location or the sum of Two Thousand Five Hundred Dollars ($2,500). Net Revenues means all payments ("Gross Revenues") received by Tax Depot from its customers from services provided in Locations operated pursuant to this Agreement, less GST, refunds and allowances. Save-Smart shall be entitled to receive a further commission in respect of each Location (the "Supplementary Save-Smart Commission") in an amount equal to five percent (5%) of Tax Depot's "Net Revenue" from Tax Return Preparation Services in respect of such Location.

(b) A commission deposit in the amount of Two Thousand Five Hundred Dollars ($2,500.00) Canadian per Location ("Commission Deposit") shall be due and payable by Tax Depot to Save-Smart on February 1st of each year.

(c) For Save-Smart Locations in which a tax return preparation office was operated during the period extending from February 1997 through April 1997, Tax Depot will pay an additional commission of five percent (5%) of Net Revenue from Tax Return Preparation Services; provided, however, that such additional commission shall not be paid on Net Revenue which exceeds the Net Revenue earned by the Save-Smart tax return preparation office during the period extending from February 1, 1997 through April 30, 1997. The Save-Smart Locations for which the additional commission applies, along with the 1997 Net Revenue, shall be noted on Schedule A of this Agreement.

(d) The Save-Smart Commission and the Supplementary Save-Smart Commission on Net Revenues from each Location shall be reported by Tax Depot to Save-Smart by the tenth day of each month for revenues collected in the preceding month. The monthly Save-Smart Commission shall be applied as a debit against the Commission Deposit until such time as the aggregate Save-Smart Commission exceeds the Commission Deposit. Each month, Tax Depot shall remit to Save-Smart both the Save-Smart Commission which is in excess of the Commission Deposit and the Supplementary Save-Smart Commission.

(e) In the  event  that  the  year-to-date  Save-Smart  Commission  for a  given
Location is less than Two Thousand Five Hundred Dollars as of April 30th, Save-Smart shall be entitled to retain a portion of the Commission Deposit such that the total commission paid to Save-Smart for that Location shall be equal to Two Thousand Five Hundred Dollars Canadian ("Minimum Commission").

(f) The monthly report and the Save-Smart Commission check (payable to Save-Smart) shall be sent to:

Save-Smart Insurance and Financial Services Inc.
4120 Yonge Street, Suite 314
North York,  ON  M2P 2B8
                  Attn: Ralph Bozzo

(g) If required by the Wal-Mart Agreement, Save-Smart will report revenues to Wal-Mart in conjunction with Save-Smart's monthly reporting process.


TAX CUSTOMERS

5. (a) Within ten days of the date of this Agreement, Save-Smart will provide Tax Depot with all information relating to customers who patronized those Save-Smart locations in which a tax return preparation office was operated during the period extending from February 1997 through April 1997 ("Tax Customers"). The relevant customer information shall include, but not be limited to, names, addresses, SINs, telephone numbers, tax returns, Revenue Canada forms, receipts and bookkeeping information, regardless of whether such information is complete, incomplete or in progress.

         (b) Save-Smart grants to Tax Depot the exclusive right to market all tax return preparation products and services and all accounting products and services to these Tax Customers during the term of this Agreement.

         (c) Upon the expiration or termination of this Agreement for any reason, Tax Depot shall return to Save-Smart all information which relates to the Tax Customers.


AUDIT

6. Save-Smart, at its own expense, shall have the right at any reasonable time to inspect and audit books and records of Tax Depot relating to Tax Depot's revenues from Locations operated pursuant to this Agreement.


SPACE

7. (a) In consideration of the Save-Smart Commission paid by Tax Depot hereunder, Save-Smart and Wal-Mart shall provide space for the operation of the Tax Return Preparation Service within each Wal-Mart Location.

(b) In selected locations ("Shared Locations"), Tax Depot and Save-Smart will share office space within Wal-Mart. In Shared Locations, during the period February 1st through April 30th of each year, Save-Smart will provide Tax Depot with the number of tax preparation desks as listed in Schedule A to this Agreement. Save-Smart will provide Tax Depot with adequate space for one tax preparation desk per Shared Location during the period May 1st through January 31st.

(c) In Shared Locations, Save-Smart will provide, at Save-Smart's expense, all desks, chairs and filing cabinets required for Tax Return Preparation Services. Tax Depot will provide, at Tax Depot expense, all supplies and equipment including computers, laser printers, and signs required by Tax Depot. Tax Depot will not provide any furniture, equipment, signs, supplies or other items required for Save-Smart operations.

(d) In Shared Locations, Tax Depot and Save-Smart signs and banners shall be mounted or placed in the same location and in such a manner that each receives equal visibility.

(e) In Shared Locations, Tax Depot customers and Save-Smart customers shall utilize a common waiting area.

(f) In selected Locations, Tax Depot may occupy office space within Wal-Mart individually, without sharing space with Save-Smart. In such Locations, Tax Depot will provide all furniture, equipment, phones, signs, supplies and advertising required for Tax Return Preparation Services. In the event that a Save-Smart store later enters a Location previously occupied by Tax Depot, Save-Smart will provide, at Save-Smart expense, all desks, chairs, signs, telephones, telephone lines, filing cabinets, and all other furniture, equipment and supplies required for all Save-Smart operations.

(g) All  items  furnished  by Tax  Depot  shall  be  deemed  to be "Tax  Depot's
Equipment".   All  items   furnished  by  Save  Smart  shall  be  deemed  to  be
"Save-Smart's Equipment".


UNAUTHORIZED SALES

8. (a) The Wal-Mart retail store space occupied by Tax Depot shall be used only for the provision of tax return preparation, accounting and related services and for no other business.

(b) Tax Depot shall not offer, directly or indirectly, any insurance, financial or related services. Save-Smart shall not offer, directly or indirectly, any tax return preparation, accounting or related services.


CONDITION OF PREMISES

9. Tax Depot shall use its best efforts keep the Locations in a clean and neat condition.


HOURS, RULES

10. (a) During the period February 1 through April 30 of each year, the Tax Return Preparation Service shall be kept open for business and operated during the regular business hours that the Wal-Mart retail store is open for business, except to the extent prevented by circumstances beyond the control of Wal-Mart or Tax Depot. During the period May 1 through January 31, the Tax Return Preparation Service shall be kept open for business eight hours per week in respect of a Shared Location. During the period May 1 through January 31, Tax Depot shall provide Save-Smart with a schedule outlining the hours of operation for the week and the individual responsible for conducting business during these hours.

(b) Tax Depot agrees to conduct the Tax Return Preparation Service hereunder in an honest, courteous and efficient manner and to abide by the rules and regulations in effect in Wal-Mart stores. Likewise, Save-Smart agrees to conduct the insurance and financial service hereunder in an honest, courteous and efficient manner and to abide by the rules and regulations in effect in Wal-Mart stores.

(c) Tax Depot acknowledges having read the Wal-Mart Agreement and agrees that the terms and conditions of the Wal-Mart Agreement as they relate to how Tax Depot and Save-Smart may carry on their respective businesses shall be deemed incorporated mutatis mutandis into this Agreement for the benefit of both Save-Smart and Tax Depot. A breach of any provision of the Wal-Mart Agreement by either Save-Smart or Tax Depot shall be deemed a breach of this Agreement.


TELEPHONE

11. (a) In Shared Locations, Save-Smart will arrange for and pay for local telephone service by providing Direct Inward Dial lines for the Locations. In Locations where Tax Depot occupies office space within Wal-Mart individually, without sharing space with Save-Smart, Tax Depot will arrange for and pay for one local telephone line by providing a Direct Inward Dial line for the Location.

(b) During the period February 1st through April 30th, Tax Depot shall pay all costs associated with one Direct Inward Dial line and shall have full and unrestricted access to this line. From May 1st through January 31st, Save-Smart shall pay all costs associated with all telephones; provided, however, that Tax Depot shall pay for all long distance calls initiated by Tax Depot.

(c) Tax Depot shall pay the entire cost of the installation, maintenance and use of the data lines furnished to the Shared Locations for use by Tax Depot.

(d) Tax Depot shall provide, at Tax Depot's expense, a toll free telephone number for Tax Depot customer inquiries and for Save-Smart inquiries relating to Tax Return Preparation Services.


TITLE TO PROPERTY

12. (a) All items furnished by Save-Smart shall be and remain the property of Save-Smart. Save-Smart shall pay all costs of insuring, delivering, installing, maintaining, repairing and removing the items it furnishes, and any item may be replaced by Save-Smart with a comparable item at any time upon reasonable notice to Tax Depot. Tax Depot shall surrender possession of all such items to Save-Smart promptly upon written request.

(b) All items furnished by Tax Depot shall be and remain the property of Tax Depot. Tax Depot shall pay all costs of insuring, delivering, installing, maintaining, repairing and removing the items it furnishes, and any item may be replaced by Tax Depot with a comparable item at any time upon reasonable notice to Save-Smart. Save-Smart shall surrender possession of all such items to Tax Depot promptly upon written request.


PROHIBITED LIENS

13. (a) Tax Depot shall not allow, suffer or permit any liens, claims or encumbrances to attach to or against any of Tax Depot's Equipment, or, by reason of the installation of any of Tax Depot's Equipment, to or against the premises in or upon which Tax Depot's Equipment shall have been installed. In the event any lien, claim or encumbrance attaches to any of Tax Depot's Equipment or such premises, Tax Depot shall immediately take all such steps as may be necessary to cause such lien or encumbrance to be released and discharged.

         (b) Save-Smart shall not allow, suffer or permit any liens, claims or encumbrances to attach to or against any of Save-Smart's Equipment or, by reason of the installation of any of Save-Smart's Equipment, to or against the premises in or upon which Save-Smart's Equipment shall have been installed. In the event any lien, claim or encumbrance attaches to any of Save-Smart's Equipment or such premises, Save-Smart shall immediately take all such steps as may be necessary to cause such lien or encumbrance to be released and discharged.


EMPLOYEES

         14. (a)(1) Tax Depot shall have sole and exclusive control over its labor relations policies and procedures relating to wages, hours, working conditions and conditions of employment of its employees; provided, however, that Tax Depot shall have no authority to employ persons on behalf of Save-Smart and no employees or agents of Tax Depot shall be deemed to be employees or agents of Save-Smart. Tax Depot shall have the sole and exclusive right to hire, transfer, suspend, lay off, promote, assign, discipline, adjust grievances and discharge its employees. Save-Smart will not knowingly solicit or recruit current or former Tax Depot employees, except if the Tax Depot employee was a Save-Smart employee who worked in a tax preparation office operated by Save-Smart on or prior to November 1, 1997.

(2) Save-Smart shall have sole and exclusive control over its labor relations policies and procedures relating to wages, hours, working conditions and conditions of employment of its employees; provided, however, that Save-Smart shall have no authority to employ persons on behalf of Tax Depot and no employees or agents of Save-Smart shall be deemed to be employees or agents of Tax Depot. Save-Smart shall have the sole and exclusive right to hire, transfer, suspend, lay off, promote, assign, discipline, adjust grievances and discharge its employees. Tax Depot will not knowingly solicit or recruit current or former Save-Smart employees.

(3) Tax Depot agrees to assume complete responsibility for all salaries and other compensation of all Tax Depot employees and will make all necessary deductions and withholdings from its employees' salaries and other compensation, and assumes full responsibility for payment of any and all contributions, taxes and assessments and agree to meet all other requirements of the Canadian and provincial governments.

(4) Save-Smart agrees to assume complete responsibility for all salaries and other compensation of all Save-Smart employees and will make all necessary deductions and withholdings from its employees' salaries and other compensation, and assumes full responsibility for payment of any and all contributions, taxes and assessments and agree to meet all other requirements of the Canadian and provincial governments.

(5) Tax Depot further agrees and warrants that Tax Depot will comply with any other law or regulation regarding compensation, hours of work or other conditions of employment including but not limited to laws or regulations regarding minimum compensation, overtime and equal opportunities for employment.


(6) Save-Smart further agrees and warrants that Save-Smart will comply with any other law or regulation regarding compensation, hours of work or other conditions of employment including but not limited to laws or regulations regarding minimum compensation, overtime and equal opportunities for employment.


         (b) Tax Depot agrees and warrants that its employees while present in Wal-Mart stores will comply with any and all laws, regulations and ordinances applicable to Tax Depot. Save-Smart agrees and warrants that its employees while present in Wal-Mart stores will comply with any and all laws, regulations and ordinances applicable to Save-Smart.

         (c) In order to protect its relationship with Wal-Mart, Save-Smart reserves the right to request that Tax Depot remove any Tax Depot manager or employee of any Location in the event that such manager or employee exhibits unprofessional conduct, as determined by Save-Smart.


CONFIDENTIAL INFORMATION

         15. (a) Tax Depot shall allow Save-Smart to access to a database containing Tax Depot's customers' names and addresses. Tax Depot agrees to enhance its computer software relating to Tax Depot's customers to allow it to collect information regarding unused RRSP contributions, the expiration date of home and automobile insurance, and whether a person is self-employed and to allow Save-Smart access to a database containing such information, to the extent permitted by law. Save-Smart reserves the exclusive right to market all insurance products and services and all financial products and services to these customers. Tax Depot reserves the exclusive right to market all tax return preparation products and services and all accounting products and services to these customers. To the extent permitted by law, Save-Smart and Tax Depot can utilize the database for marketing purposes. Nothing herein shall require Tax Depot to disclose any information to Save-Smart which Tax Depot is prohibited by law from disclosing.

         (b) Information regarding the customers of Tax Depot is proprietary and confidential. Save-Smart agrees to maintain the absolute confidentiality of customer information both during and after the term of this Agreement. Tax Depot customer information may not be used or disclosed in any manner which is not expressly authorized by Tax Depot in advance.

         (c) Save-Smart shall allow Tax Depot to access a database containing Save-Smart's customers' names and addresses. Save-Smart reserves the exclusive right to market all insurance products and services and all financial products and services to these customers. Tax Depot reserves the exclusive right to market all tax return preparation products and services and all accounting products and services to these customers. To the extent permitted by law, Save-Smart and Tax Depot can utilize the database for marketing purposes. Nothing herein shall require Save-Smart to disclose any information to Tax Depot which Save-Smart is prohibited by law from disclosing.

         (d) Information regarding the customers of Save-Smart is proprietary and confidential. Tax Depot agrees to maintain the absolute confidentiality of customer information both during and after the term of this Agreement. Save-Smart customer information may not be used or disclosed in any manner which is not expressly authorized by Save-Smart in advance.



ADVERTISING

         16. (a) Tax Depot shall advertise and promote the Tax Return Preparation Service authorized by this Agreement at Tax Depot expense. If and when Tax Depot utilizes print media to promote Tax Return Preparation Services, Tax Depot shall include in such printed advertisements, at Tax Depot expense, an explicit reference to the availability of Save-Smart insurance and financial service products at select Locations. Tax Depot shall pay all expenses related to the advertising of the Tax Return Preparation Services and, except as otherwise provided in this Agreement, shall not be obligated to refer to Save-Smart in such advertising.

         (b) Save-Smart shall advertise and promote the insurance and financial services authorized by this Agreement at Save-Smart expense. If and when
Save-Smart utilizes print media to promote insurance or financial services, Save-Smart shall include in such printed advertisements, at Save-Smart expense, an explicit reference to the availability of Tax Depot Tax Return Preparation Services at select Locations. Save-Smart shall pay all expenses related to the advertising of insurance and financial services and, except as otherwise provided in this Agreement, shall not be obligated to refer to Tax Depot in such advertising.

         (c) Tax Depot agrees to reimburse Save-Smart for all costs incurred by Save-Smart in advertising its tax preparation service in the 1997-1998 "Yellow Pages Directory".


USE OF SAVE-SMART TRADE NAME

         17. (a) Tax Depot agrees that it will use the name of Save-Smart, or such other trade name and service mark as designated by Save Smart including the name "Save-Smart U & R Tax Depot", only in connection with the conduct and operation of the services offered pursuant to this Agreement. Tax Depot expressly recognizes and acknowledges that the use of Save-Smart trademarks, service marks or trade names shall not confer upon Tax Depot any proprietary rights to such trademarks, service marks or trade names. Upon expiration or upon termination of Tax Depot's rights to use the Save-Smart trademarks, service marks or trade names pursuant to this Agreement for any cause, Tax Depot shall immediately cease all use of the licensed trademarks, service marks or trade names and will not use the same thereafter. Tax Depot agrees not to question, contest or challenge such ownership by Save-Smart during the term of this Agreement or thereafter. Tax Depot will claim no right, title or interest in such trademark, service mark or trade name, except the right to use the same pursuant to the terms and conditions of this Agreement, and will not seek to register the same. Tax Depot agrees that upon expiration or termination of rights to use the Save-Smart trademarks, service marks or trade names pursuant to this Agreement for any cause, it will execute all necessary or appropriate documents to confirm Save-Smart ownership or to transfer any rights it may have acquired from Save-Smart.

(b) Tax Depot recognizes that the trademarks, service marks or trade names registered by Save-Smart possess a special unique and extraordinary character which makes it difficult to assess the monetary damage which Save-Smart would sustain in the event of unauthorized use. Tax Depot expressly recognizes and agrees that irreparable injury would be caused to Save-Smart by such unauthorized use, and agrees that preliminary or permanent injunctive relief would be appropriate in the event of breach of this Agreement by Tax Depot, provided that such remedy shall not be exclusive of other legal remedies otherwise available.


USE OF TAX DEPOT TRADE NAME

18. (a) Save-Smart agrees that it will use the name of Tax Depot, or such other trade name and service mark as designated by Tax Depot including the name "Save-Smart U & R Tax Depot", only in connection with the conduct and operation of the services offered pursuant to this Agreement. Save-Smart expressly recognizes and acknowledges that the use of Tax Depot trademarks, service marks or trade names shall not confer upon Save-Smart any proprietary rights to such trademarks, service marks or trade names. Upon expiration or upon termination of Save-Smart's rights to use the Tax Depot trademarks, service marks or trade names pursuant to this Agreement for any cause, Save-Smart shall immediately cease all use of the licensed trademarks, service marks or trade names and will not use the same thereafter. Save-Smart agrees not to question, contest or challenge such ownership by Tax Depot during the term of this Agreement or thereafter. Save-Smart will claim no right, title or interest in such trademark, service mark or trade name, except the right to use the same pursuant to the terms and conditions of this Agreement, and will not seek to register the same. Save-Smart agrees that upon expiration or termination of rights to use the Tax Depot trademarks, service marks or trade names pursuant to this Agreement for any cause, it will execute all necessary or appropriate documents to confirm Tax Depot ownership or to transfer any rights it may have acquired from Tax Depot.


(b) Save-Smart recognizes that the trademarks, service marks or trade names registered by Tax Depot possess a special, unique and extraordinary character which makes it difficult to assess the monetary damage which Tax Depot would sustain in the event of unauthorized use. Save-Smart expressly recognizes and agrees that irreparable injury would be caused to Tax Depot by such unauthorized use, and agrees that preliminary or permanent injunctive relief would be appropriate in the event of breach of this Agreement by Save-Smart, provided that such remedy shall not be exclusive of other legal remedies otherwise available.


PURCHASES BY THE PARTIES

19. (a) Tax Depot shall promptly pay all the obligations of Tax Depot and will hold Save-Smart free and harmless from any and all claims and liabilities incurred by Tax Depot in the conduct and operation of Tax Depot business. Under no circumstances will Tax Depot make any purchases or incur any obligation or expense of any kind in the name of Save-Smart.

(b) Save-Smart shall promptly pay all the obligations of Save-Smart and will hold Tax Depot free and harmless from any and all claims and liabilities incurred by Save-Smart in the conduct and operation of Save-Smart business. Under no circumstances will Save-Smart make any purchases or incur any obligation or expense of any kind in the name of Tax Depot.


REIMBURSEMENT

20. Tax Depot hereby agrees to reimburse Save-Smart for all expenses, including but not limited to advertising, incurred by Save-Smart at the request of Tax Depot in writing, within thirty (30) days. Save-Smart hereby agrees to reimburse Tax Depot for all expenses, including but not limited to advertising, incurred by Tax Depot at the request of Save-Smart in writing, within thirty (30) days.

FRANCHISE OPERATIONS

 21.(a) Tax Depot may operate the Tax Return Preparation Service hereunder at various Locations through operators franchised by Tax Depot. Tax Depot shall make the terms and conditions of this Agreement known to all such franchise operators and secure such franchise operators' written agreement to comply with all the terms and conditions hereof and to assume all of Tax Depot's obligations hereunder in the performance of the Tax Return Preparation Service on Wal-Mart' premises. Tax Depot agrees to include in any and all agreements with its franchise operators a provision that Tax Depot and its franchise operators acknowledge that Save-Smart and Wal-Mart are third party beneficiaries of all Tax Depot's rights and Tax Depot's franchise operators' obligations under the agreement between Tax Depot and its franchise operators which directly or indirectly pertain to the control, protection and maintenance of Save-Smart and Wal-Mart trademarks, service marks, trade names, and the good will pertaining thereto. Tax Depot agrees to provide Save-Smart with a copy of the franchise agreement used in connection with the services offered pursuant to this Agreement. Accordingly, Save-Smart shall have the right to require compliance by Tax Depot's franchise operators and to enforce directly against the franchise operators all provisions of the agreement between Tax Depot and its franchise operators which directly or indirectly pertain to Save-Smart and Wal-Mart third party beneficiary rights hereunder. Such provisions shall pertain only to the control, protection and maintenance of Save-Smart and Wal-Mart trademarks, service marks, trade names, and the good will pertaining thereto, and are not to be construed as granting Save-Smart any right or power to control the details of the daily operation of the Tax Return Preparation Services. Tax Depot shall closely monitor the operations of such franchise operators and take all steps necessary to assure such franchise operators' compliance with the terms and conditions of this Agreement. If this Agreement is terminated for any reason as to one or more Locations, then any agreement between the Tax Depot and a franchise operator of Tax Depot to operate the Tax Return Preparation Service at such Location shall also terminate simultaneously and neither Tax Depot nor Tax Depot's franchise operations shall be entitled to damages, if any, as a result of such termination. Notwithstanding the foregoing, Tax Depot shall at all times continue to be fully and primarily responsible for the faithful performance of all the terms and conditions of this Agreement by Tax Depot's franchise operators.

(b) Tax Depot agrees that in respect of the Locations in which a tax return preparation office was operated during the period extending from February 1997 through April 1997, Save-Smart and Tax Depot will make arrangements mutually agreeable to both of them with respect to employees who previously worked for Save-Smart in the tax preparation business. This could include employment by Tax Depot or their becoming a franchise operator under a franchise from Tax Dept.


PERIODIC REPORTS

22. (a) Tax Depot shall provide Save-Smart a monthly report of revenue. Save-Smart shall not release to third parties any reports of revenue or other information related to the revenue generated by or number of returns prepared by the Tax Return Preparation Service without the written approval of Tax Depot.

(b) Tax Depot shall submit to  Save-Smart  annually,  within one hundred  twenty
(120) days after the close of its fiscal year, its financial report, which shall be certified by an accountant or by an officer of Tax Depot in the event that no audit is performed. Such report shall include, but not be limited to, its profit and loss statement and balance sheet. Save-Smart shall keep all such information confidential.


FEES, TAXES

         23. (a) Tax Depot shall, at its expense, pay and discharge all fees, taxes or assessments which may be charged or levied by reason of anything done, contained, or used in the conduct of the Tax Return Preparation Service and in the performance of this Agreement, excluding, however, all taxes and assessments applicable to Save-Smart from Save-Smart Commission and Supplementary Save-Smart Commission hereunder or applicable to Save-Smart property. Tax Depot will, however, be responsible to pay all value-added taxes, including goods and services tax, applicable to Save-Smart from Save-Smart Commission and Supplementary Save-Smart Commission hereunder.

(b) Save-Smart shall, at its expense, pay and discharge all fees, taxes or assessments which may be charged or levied by reason of anything done, contained, or used in the conduct of the insurance and financial service and in the performance of this Agreement.


RIGHT TO TERMINATE

24. (a) This Agreement is not transferable by Tax Depot in whole or in part without Save-Smart's prior written consent. Any transfer or attempt to transfer this Agreement by Tax Depot, either expressly or by operation of law, without Save-Smart's prior written consent, shall, at the option of Save-Smart, without any notice whatsoever, immediately terminate this Agreement. The sale of Tax Depot's business or any other transaction which shifts rights or liabilities of Tax Depot to another controlling interest shall, except as provided in Paragraphs 21 and 24 (c) of this Agreement, be such a transfer. In the event any bankruptcy or insolvency proceedings are commenced by or against Tax Depot, or if any property of Tax Depot passes onto the hands of any receiver, assignee, officer of the law or creditor; or if Tax Depot vacates, abandons, or ceases to operate under this Agreement, or if Tax Depot fails to comply with any material provision or condition of this Agreement and fails to cure such default after fifteen (15) days written notice from Save-Smart, in any such event Save-Smart shall have the right immediately to terminate this Agreement, to exclude Tax Depot from Wal-Mart premises, and at Tax Depot's expense, to remove from Wal-Mart premises all Tax Depot's property (unless prohibited by law) without, however, affecting any other rights or remedies which Save-Smart may have by reason thereof.

(b) In the event that the Wal-Mart Agreement expires, is not renewed, or is terminated for any reason, this Agreement shall, without any notice whatsoever, terminates immediately. In the event any bankruptcy or insolvency proceedings are commenced by or against Save-Smart, or if any property of Save-Smart passes onto the hands of any receiver, assignee, officer of the law or creditor; or if Save-Smart vacates, abandons, or ceases to operate under this Agreement, or if Save-Smart fails to comply with any material provision or condition of this Agreement and fails to cure such default after fifteen (15) days written notice from Tax Depot, in any such event Tax Depot shall have the right immediately to terminate this Agreement.


         (c) Tax Depot's assignment of the performance of this Agreement to any of its related income tax return entities or franchisees for the purpose set forth in Paragraph 21 of this Agreement is expressly permitted.


INDEMNITY

25. (a) Tax Depot agrees that it will protect, defend, hold harmless and indemnify Save-Smart, its directors, officers and employees, from and against any and all expenses, claims, actions, liabilities, damages or losses of any kind whatsoever (including, without limitation of the foregoing, death of or injury to persons and damage to property), actually or allegedly resulting from or connected with the operation of the Tax Return Preparation Service including from the omission or commission of any act, lawful or unlawful, by Tax Depot or its agents or employees, whether or not such act is within the scope of the employment of such agents or employees. Notwithstanding anything contained in the foregoing, Tax Depot shall not be liable for damage to third parties which is caused by the primary negligence of Save-Smart, its agents, or employees; or damages caused by individuals employed by Tax Depot, but whose activities are not actually or allegedly resulting from or connected with the operation of the Tax Return Preparation Service.

(b) Save-Smart agrees that it will protect, defend, hold harmless and indemnify Tax Depot, its directors, officers and employees, from and against any and all expenses, claims, actions, liabilities, damages or losses of any kind whatsoever (including, without limitation of the foregoing, death of or injury to persons and damage to property), actually or allegedly resulting from or connected with the operation of the insurance or financial services including from the omission or commission of any act, lawful or unlawful, by Save-Smart or its agents or employees, whether or not such act is within the scope of the employment of such agents or employees. Notwithstanding anything contained in the foregoing, Save-Smart shall not be liable for damage to third parties which is caused by the primary negligence of Tax Depot, its agents, or employees; or damages caused by individuals employed by Save-Smart, but whose activities are not actually or allegedly resulting from or connected with the operation of the insurance and financial services business.


INSURANCE

26. (a) Tax Depot hereby agrees and covenants that it shall, at its sole expense, obtain and maintain during the term of this Agreement the following policies of insurance and adequate to fully protect Save-Smart as well as Tax Depot from and against all expenses, claims, actions, liabilities and losses arising out of the subjects covered by such policies of insurance: (1) Comprehensive General Liability Insurance containing a Contractual Liability Endorsement specifically covering the indemnity provisions in the Agreement, with limits of not less than $2,000,000 per occurrence.

(b) Save-Smart hereby agrees and covenants that it shall, at its sole expense, obtain and maintain during the term of this Agreement the following policies of insurance and adequate to fully protect Tax Depot as well as Save-Smart from and against all expenses, claims, actions, liabilities and losses arising out of the subjects covered by such policies of insurance: (1) Comprehensive General Liability Insurance containing a Contractual Liability Endorsement specifically covering the indemnity provisions in the Agreement, with limits of not less than $2,000,000 per occurrence.


NOTICES

27. All notices herein provided for or which may be given in connection with this Agreement shall be in writing and given by certified or registered mail with postage prepaid and return receipt requested or by overnight courier. If the party giving any notice hereunder knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such notice shall not be mailed but shall be given by overnight courier. If any such notice is given by Save-Smart to Tax Depot, it shall be addressed to:

                           John Hewitt
                           U&R Tax Depot
                           2610  Potters Road
                           Virginia Beach,  VA  23452

Notices given by Tax Depot to Save-Smart shall be addressed to:

Ralph Bozzo

Save-Smart Insurance and Financial Services Inc.
4120 Yonge Street, Suite 314
North York,  ON  M2P 2B8


And such notices if so sent by mail shall be deemed to have been given the fourth day after having been deposited in the mail.


CONTINUING OBLIGATIONS

28. Tax Depot and Save-Smart obligations with respect to Paragraphs 15(b), 15(d), 17, 18, 19, 23, and 25 extend beyond the term of this Agreement and survive its termination.

29. Tax Depot agrees that in the event the Save-Smart Tax Depot agreement is not renewed that it will not provide Tax Return Preparation Services in any Wal-Mart in Canada for twelve months from the date of the expiry of this Agreement for any reason including within three (3) kilometres of a Location as contemplated in section 6.11 of the Wal-Mart Agreement.



ASSIGNS

30. The provisions of this Agreement shall be binding upon Tax Depot and upon Tax Depot's successors and assigns and shall be binding upon and inure to the benefit of Save-Smart, its successors and assigns. However, the Parties agree that nothing herein contained shall authorize the assignment or sublicense of this Agreement or delegation of any duties hereunder by Tax Depot without Save-Smart's prior written consent, except as provided in Paragraph 21 and 24(c) of this Agreement. The provisions of this Agreement shall be binding upon Save-Smart and upon Save-Smart's successors and assigns and shall be binding upon and inure to the benefit of Tax Depot, its successors and assigns.


RELATIONSHIP

32. Nothing herein nor any acts of or arrangements between the parties hereto shall be construed to mean or imply that the parties are carrying on business as a joint venture, in partnership, as principal and agent, or master and servant, or under any relationship other than as independent contractors.

ILLEGAL PROVISION

33. If any provision in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

GOVERNING LAWS

34. This Agreement shall be interpreted under and governed by the laws of Manitoba.

REMEDIES CUMULATIVE

35. It is agreed that the remedies herein provided in case of any default or breach by Tax Depot of this Agreement are cumulative and shall not effect in any manner any other remedies that Save-Smart may have by reason for such default or breach by Tax Depot. It is agreed that the remedies herein provided in case of any default or breach by Save-Smart of this Agreement are cumulative and shall not effect in any manner any other remedies that Tax Depot may have by reason for such default or breach by Save-Smart.



ENTIRE AGREEMENT

36. This Agreement sets forth the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and this Agreement hereby amends, modifies and replaces all prior agreements and amendments thereto between the Parties. The Agreement shall not be supplemented, modified or amended except by a written instrument signed by a duly authorized officer of Tax Depot and by a duly authorized officer of Save-Smart, and no person has or shall have the authority to supplement, modify or amend this Agreement in any other manner.


PARAGRAPH TITLES

37. The paragraph titles in this Agreement have been placed thereon for the mere convenience of the Parties, and shall not be considered in any construction or interpretation of this Agreement.






         IN WITNESS WHEREOF, the parties have this day set their hands as of the day and year first above written by their proper officers duly authorized thereunto.

                                Save-Smart Insurance and Financial Services Inc.


                                By: /s/ Steve Sardo
                                    -------------------------------------------
                                Date:  12/12/97


                                U&R Tax Depot Inc.

                                By: /s/ John Hewitt
                                    -------------------------------------------


                                Date:   12/12/97


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